UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 4, 2005

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400

(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01   Entry into a Material Definitive Agreement.

Senesco Technologies, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with institutional and other accredited investors, pursuant to which the Company will issue and sell an aggregate of approximately 1.6 million units at $2.11 per unit (calculated by taking a 25% discount to the average closing price of the Company’s stock over a five trading day period, which was $2.81 per share (the “Market Price”)), comprised of one share of newly issued common stock, $0.01 par value per share (the “Common Stock”), and a five-year warrant to purchase 0.50 of a share of Common Stock at an exercise price of $3.38 (calculated by taking a 20% premium to the Market Price) per share (the “Warrant”).

Subject to certain closing conditions, the private placement is expected to close on or about May 6, 2005.  The Company will receive gross proceeds equal to approximately $3.4 million.

Oppenheimer & Co. Inc. (“Oppenheimer”) acted as the placement agent for this private placement.  Oppenheimer will receive a warrant to purchase approximately 168,000 shares of Common Stock, and a commission equal to approximately $236,000.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. In accordance with the terms of the Securities Purchase Agreement, the Company has agreed to file a resale registration statement on Form S-3 by June 3, 2005 to register, pursuant to the Securities Act, the shares of Common Stock and shares of Common Stock underlying the Warrants, acquired by the investors.

A complete copy of each of the form of Warrant and Securities Purchase Agreement, and the Placement Agent Agreement and the related press release of the Company, are filed herewith as Exhibits 4.1, 10.1, 10.2, and 99.1, respectively, and are incorporated herein by reference. The foregoing descriptions of: (i) the Warrant, (ii) the Securities Purchase Agreement; (iii) the Placement Agent Agreement; and (iv) the press release and any other documents or filings referenced herein are qualified in their entirety by reference to such exhibits, documents or filings.

Item 9.01.   Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

4.1	Form of Warrant issued to certain accredited investors (with attached schedule of parties and terms thereto).
10.1	Form of Securities Purchase Agreement by and between the Company and certain accredited investors (with attached schedule of parties and terms thereto).
10.2	Placement Agent Agreement by and between the Company and Oppenheimer & Co. Inc. dated as of February 15, 2005 (with attachments thereto).
99.1	Press Release dated May 4, 2005, announcing the raising of funds from the private placement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: May 5, 2005	By:	/s/ Bruce Galton
		Name:	Bruce Galton
		Title:	President and Chief Executive Officer